Exhibit 10.20

Cooperation Agreement

Party A: Beijing Saifu Habo Insurance Brokerage Co., Ltd

Address: Room 1002, Unit 1, Floor 11, Building 8, Courtyard 9, Linglong Road, Haidian District, Beijing

Party B: Rudongyoujia Smart Technology Co., Ltd.（RDYJ）

Address: Room 1208, Block E, No. 99 Jinggangshan Road, Rudong Economic Development Zone, Nantong

In order to promote the common development of the business of both parties, based on the principle of mutual benefit and equal consultation, and in accordance with the provisions of the Civil Code of the People’s Republic of China and other relevant laws and regulations, both parties, through full consultation, have reached the following agreement on the cooperation between both parties.

Both parties declare that before signing this contract, they have discussed the contents of the contract terms in detail, and have fully and accurately understood the text and legal meaning of each clause of this contract.

1. Cooperation content

Party B provides Party A with Internet platform technical services through its established multi-channel and diversified Internet service platform (including but not limited to APP, website, WeChat public account, SMS push, etc.). During the service period agreed in this agreement, Party B will combine its advantages in information technology services The public account or business system provides technical solutions, as well as promotion and display services for Party A.

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2. Rights and obligations of both parties

1. The service items or technical solutions shall be determined by both parties through consultation, and both parties shall strictly implement them.

2. Any service plan and data provided by either party related to the cooperation content or both parties shall be confirmed and approved by the other party in advance before being released.

3. Except for the circumstances stipulated by laws and regulations, the information and data generated by the cooperation between the two parties shall not be disclosed to any institution or individual.

4. Party B may use Party A’s name, trademark, domain name, corporate logo and copywriting when performing this contract, but the use is limited to the realization of the service items under this contract, and shall ensure that the use will not damage any rights and interests of Party A and will not be used for any other purposes.

5. The content of technical services provided by Party B to Party A shall be reviewed by Party A to ensure that the content complies with the regulatory provisions. Both parties shall bear corresponding responsibilities for the authenticity, accuracy and compliance of the content of technical services.

6. Any expenses incurred by Party B in the process of performing this contract, including but not limited to offline service fees, rewards, publishing/dissemination, printing, copying, translation, channel/platform use, which must be paid to a third party, shall be borne by Party B alone.

7. When Party B displays Party A’s products in its channels or technical platforms, it shall not change the insurance terms, insurance rates, underwriting regulations and requirements stipulated by Party A without authorization, nor conduct misleading publicity by expanding insurance liability or other means.If the terms and conditions stipulated by Party A violate the laws and regulations of the People’s Republic of China, Party A shall bear the corresponding legal liabilities.

8. Party B shall ensure the normal operation of its network service related systems, and ensure that the network links provided by it can achieve its purpose in real time and effectively. In case of Party B’s system failure or other force majeure situations, Party B shall make timely announcement on the prominent position of the home page, and notify Party A and solve them as soon as possible.If the user complains against Party A or takes litigation, arbitration and other measures due to Party B’s failure to timely notify and solve the problem or other reasons, Party B shall be responsible for handling the problem. If any loss is caused to Party A and its users, Party B shall be responsible for compensation.

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9. Party A shall submit written requirements to Party B for the cooperation mode and object of the cooperation content.

10. In order to complete the network service cooperation project under this contract, Party A shall provide or allow Party B to use the following finished products and materials.

(1) The webpage of Party A’s website designated or agreed by Party A to be called by Party B;

(2) Party A’s system link port designated or agreed to be called by Party B;

(3) The name, domain name and corresponding content of Party A’s official microblog and WeChat official account designated or agreed by Party A to be called by Party B.

11. Party A shall provide necessary assistance for Party B to complete the relevant work under this contract. The scope of assistance shall be determined by Party A at its own discretion, but it shall meet the purpose of this contract.

12. Party A shall pay corresponding fees to Party B as agreed in this contract to ensure the normal operation of Party B’s related work;

13. Party A or its branches shall be responsible for handling the insurance ordering services, value-added services, claims settlement services, all matters related to insurance insurance and after-sales services, as well as the complaints and disputes arising therefrom for customers obtained through Party B’s cooperation channels or technical platforms.

3. Settlement content and payment method:

(1) The cost settlement shall be carried out according to the cooperation project agreed in Article 1 of this agreement, and the cost settlement standard and payment method shall be subject to the following agreements:

1. Platform usage fee: technical service

Product links are charged according to the number of clicks:

Charging standard: 2 yuan/time.

SMS verification fee: Charge standard: 0.01 yuan/piece

Home page display is charged according to display time:

Charging standard: 1000 yuan/hour.

2. The pricing of the above settlement items is tax inclusive.

(2) Settlement method

1. Party B shall issue corresponding formal VAT invoices to Party A in accordance with the above service items.

2. Party A shall complete the payment to Party B within 5 working days after receiving the invoice from Party B.

3. The account number designated by Party B is as follows:

Company name: Rudongyoujia Smart Technology Co., Ltd.（RDYJ）

Opening bank: Rudong Branch of China Merchants Bank Co., Ltd

Account No.: 513903930910520

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4. If Party A fails to make payment to Party B as agreed in the contract, Party B has the right to unilaterally suspend the cooperation with Party A, and the losses arising therefrom shall be borne by Party A.After Party A settles the previous business, both parties can continue to perform the agreement.

4. Liability for breach of contract

1. If either party hereto violates the contract, it shall be liable to the other party for breach of contract;If economic losses are caused to the other party, compensation shall be made.

2. If any party hereto causes losses to the other party due to its breach of the contract or the supplementary agreement, the observant party shall have the right to unilaterally terminate the contract and hold the breaching party liable for breach of contract.In case of any dispute arising from the performance of this Agreement, both parties shall negotiate amicably;If the negotiation fails, the people’s court where Party B is located shall have jurisdiction.

3. If either party violates the agreement, the defaulting party shall correct within a time limit after receiving the written notice from the other party. If the defaulting party fails to correct within a reasonable time limit, which seriously affects the performance of this agreement, the observant party will have the right to unilaterally terminate the contract and require the defaulting party to compensate for all losses arising therefrom.

5. Confidentiality

1. Information transmission

During the performance period of this agreement, both parties shall treat with caution and shall not disclose to a third party the confidential information of the other party related to this project obtained by either party.

2. Information disclosure

The party obtaining the other party’s confidential information can only use the information to perform its obligations under this agreement, and can only be used by relevant engineering and technical personnel.The party obtaining the other party’s confidential information shall take appropriate and effective measures to protect the information obtained, and shall not use, disseminate or disclose it without authorization.Unless there is a written permission from the other party, or the information has been deemed by the owner to be no longer confidential information, or has been publicly disclosed, the information shall not be disclosed to the public during and after the cooperation.

3. Confidentiality measures

Party A and Party B agree to take corresponding safety measures and abide by and perform the above agreement.After negotiation between both parties, one party can check whether the security measures taken by the other party comply with the above agreement.

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6. Service change

1. If Party A proposes to change some technical service management service items, it shall submit them to Party B in writing.Party B shall, within seven working days, make an estimate of the possible changes in the contract price, service content, etc. after the change, and reply to Party A in writing.

2. After receiving Party B’s reply, Party A shall notify Party B in writing whether to accept Party B’s reply within seven working days.If Party A accepts Party B’s reply, both parties can confirm the change in writing and continue to perform this agreement as agreed after the change.

3. If Party B proposes to change some technical service management service items, it shall make an estimate of the possible changes in the contract price, service content, etc. after the change, and submit it to Party A in writing.

4. After receiving Party B’s change proposal, Party A shall notify Party B in writing whether to accept Party B’s change proposal within 20 working days.If Party A accepts Party B’s change proposal, both parties can confirm the change in writing and continue to perform this agreement as agreed after the change.If Party A disagrees with Party B’s change proposal, Party B shall perform its responsibilities according to the original contract.

7. Force majeure

1. If force majeure factors such as typhoon, flood, fire and earthquake directly affect the performance of this Agreement or cannot be performed in accordance with the contract, the party suffering from force majeure can be exempted from relevant contractual responsibilities.However, the party in case of force majeure shall notify the other party in a timely manner, and provide the details of the force majeure, the reasons why the contract cannot be performed or partially cannot be performed or needs to be delayed, and valid supporting documents within 15 days.Party A and Party B shall, according to the extent of the impact of force majeure on the performance of the contract, negotiate whether to terminate the contract, or partially exempt the performance of the contract, or postpone the performance of the contract.

2. In case of force majeure, the party shall take necessary measures as far as possible to mitigate the impact of force majeure on the performance of this Agreement.If the loss of the other party is expanded due to failure to take appropriate measures, the party shall not be exempted from liability for the expanded loss;If the loss of the party is expanded due to failure to take appropriate measures, the party may not claim compensation from the other party.

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8. Anti commercial bribery

Neither Party A nor Party B shall claim, accept, provide or give any illegitimate benefits beyond the contract agreement to the other party or the other party’s operator or other relevant personnel, including but not limited to off account secret rebates, gratuities, cash, securities, shopping cards, physical objects, gifts, meals, tourism or other non-material benefits.

9. Effectiveness of contract

1. This agreement shall come into force after being signed and sealed by both parties, and the validity period shall be from September 1, 2021 to August 31, 2024;

2. Once this agreement is signed, neither party can change it at will without the prior written consent of both parties.

3. As this business belongs to innovative business, in case of problems and matters not covered in this agreement, both parties can sign a supplementary agreement after negotiation, and the supplementary agreement has the same legal effect.

4. This agreement is made in duplicate, with each party holding one copy, which has the same legal effect.

Party A:

Beijing Saifu Habo Insurance Broker Limited

/s/ Beijing Saifu Habo Insurance Broker Limited

Date: 09/01/2021

Party B:

Rudongyoujia Smart Technology Co., Ltd.

/s/ RDYJ Smart Technology Co., Ltd.

Date: 09/01/2021

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